UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): June 8, 2004

INNOVATIVE COMPANIES, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

ITEM 5. OTHER EVENTS.

On June 10, 2004 Innovative Companies, Inc announced that it received notice from the Nasdaq hearing panel stating that it has determined to continue the listing of the Company’s securities on the Nasdaq SmallCap Market.

On April 12, 2004, the Company received a Nasdaq Staff Determination Letter indicating that Innovative Companies had not held its annual meeting of shareholders as set forth in Marketplace Rule 4350(e) and 4350 (g), and that its securities were therefore subject to delisting from the Nasdaq SmallCap Market. The Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination which was held on May 13, 2004, which granted the Company a temporary delisting stay until the Panel could render their final assessment. The final determination permitting continued listing was sent to the Company on June 8, 2004.

The Company issued a press release on June 10, 2004 announcing the transaction described above which is also attached hereto as Exhibit 99.1.

ITEM 7. Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit Number	Description
99.1	Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE COMPANIES, INC.

Date: June 14, 2004	/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Vice President and Chief Financial Officer

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